SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                             PSE&G Capital Trust II
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                    Delaware                             22-6691381
     ---------------------------------------  --------------------------------
     (State of incorporation or organization) (IRS Employer Identification No.)


                    80 Park Plaza
                    P.O. Box 570
                    Newark, New Jersey                 07101
     (Address of principal executive offices)       (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered
         -------------------                    ------------------------------


____% Cumulative Quarterly                        New York Stock Exchange
Income Preferred  Securities,
Series B, representing undivided
beneficial interests in the assets
of PSE&G Capital Trust II

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.  Description of Registrant's Securities to be Registered.

         The information required by this Item 1 is incorporated by reference to Registration Statement No. 333-2763, as amended, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, which became effective on June 12, 1996. Copies of the Prospectus and Prospectus Supplement describing the securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be deemed incorporated by reference into this Registration Statement filed on Form 8-A.


Item 2.  Exhibits.

Exhibit No.
-----------

*1-1       Registration Statement No. 333-2763, as amended.

*4-1       Certificate of Trust for PSE&G Capital Trust II.

*4-2       Trust Agreement for PSE&G Capital Trust II.

*4-3       Form of Amended and Restated Trust Agreement for PSE&G
           Capital Trust II.

*5-1 Form of Preferred Security Certificate for PSE&G Capital Trust II (included in Exhibit 4-3 above).





---------------------

* Pursuant to Instruction II to Item 2, the exhibits have been filed with copies of this Registration Statement with the New York Stock Exchange and need not be filed with or incorporated by reference into this Registration Statement.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        PSE&G Capital Trust II

                                        By:  Public Service Electric
                                             and Gas Company, its Depositor


                                             Robert C. Murray
                                        -----------------------------------
                                        Name:  Robert C. Murray
                                        Title: Senior Vice President and
                                               Chief Financial Officer



Dated: January 24, 1997